Exhibit 1.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached statement on Schedule 13D and of all amendments to such statement and that such statement and all amendments to such statement are made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on December 18, 2003.

WORLDCOM, INC.

By:	/s/ Anastasia D. Kelly
Name: Anastasia D. Kelly
Title: Executive Vice President and General Counsel

MCI COMMUNICATIONS CORPORATION

By:	/s/ Anastasia D. Kelly
Name: Anastasia D. Kelly
Title: Secretary

MCI WORLDCOM NETWORK SERVICES, INC.

By:	/s/ Anastasia D. Kelly
Name: Anastasia D. Kelly
Title: Secretary